As filed with the Securities and Exchange Commission on February 18, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Ollie’s Bargain Outlet Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	5331	80-0848819
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6295 Allentown Boulevard

Suite 1

Harrisburg, Pennsylvania 17112

(717) 657-2300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Swygert

Executive Vice President and Chief Financial Officer

6295 Allentown Boulevard

Suite 1

Harrisburg, Pennsylvania 17112

(717) 657-2300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alexander D. Lynch, Esq. Faiza Rahman, Esq. Weil, Gotshal & Manges 767 Fifth Avenue New York, New York 10153 (212) 310-8000 (Phone) (212) 310-8007 (Fax)	Robert Bertram Vice President and General Counsel 6295 Allentown Boulevard Suite 1 Harrisburg, Pennsylvania 17112 (717) 657-2300	Marc Jaffe, Esq. Ian Schuman, Esq. Latham & Watkins LLP 885 Third Avenue New York, New York 10022 (212) 906-1200 (Phone) (212) 751-4864 (Fax)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-209420.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.001 par value per share	1,579,022(1)	$19.75(2)	$31,185,684.50	$3,140.40(3)

(1)	This amount is in addition to the 7,475,000 shares of common stock registered under the registration statement originally declared effective on February 18, 2016 (File No. 333-209420) and includes shares of common stock that may be purchased by the underwriters upon exercise of an option to purchase additional shares.
(2)	Based on the public offering price.
(3)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the registrant’s prior registration statement on Form S-1 (Registration No. 333-209420), originally filed on February 5, 2016, as amended (together with its exhibits the “Prior Registration Statement”), which was declared effective on February 18, 2016. The Prior Registration Statement is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harrisburg, State of Pennsylvania, on February 18, 2016.

OLLIE’S BARGAIN OUTLET HOLDINGS, INC.

By:	/s/ Mark Butler
Name:	Mark Butler
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 18, 2016.

Signature	Title

/s/ Mark Butler Mark Butler	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

* John Swygert	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Jay Stasz	Senior Vice President of Finance and Chief Accounting Officer (Principal Accounting Officer)

* Richard Zannino	Director

* Joseph Scharfenberger	Director

* Douglas Cahill	Director

* Stanley Fleishman	Director

* Thomas Hendrickson	Director

* Robert Fisch	Director

*By:	/s/ Kenneth R. Bertram
Kenneth R. Bertram Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Weil Gotshal & Manges LLP (incorporated by reference to Exhibit 5.1 filed with the Prior Registration Statement).

23.1	Consent of KPMG LLP.

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page to the Prior Registration Statement).

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